SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

        On October 21, 2005, Washington Mutual, Inc. (the “Company”) named John Woods its new Controller and Senior Vice President and Principal Accounting Officer, pursuant to an employment offer letter from the Company to Mr. Woods (the “Letter”).  The key terms of the Letter are briefly summarized below.  The following summary description is qualified in its entirety by reference to the Letter, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

-	Duties. Mr. Woods will be the Company’s Controller and have the corporate title of Senior Vice President and Principal Accounting Officer. He will report directly to the Company’s Chief Financial Officer, and his employment with the Company will start on or before January 2, 2006.

-	Compensation. Mr. Woods’ starting base salary will be $400,000, and his Leadership Bonus Plan annualized bonus target for 2006 will be 75% of his base salary. The Company will pay Mr. Woods a one-time signing bonus of $500,000 and a one-time relocation bonus of $100,000. Both amounts must be repaid by Mr. Woods, in whole or in part, if he voluntarily terminates his employment within 18 months.

-	Washington Mutual Equity. As part of his new hire package, Mr. Woods will receive the following awards pursuant to the Company’s 2003 Equity Incentive Plan:

	-	An option to purchase 27,273 shares of Company common stock. The option will vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to Mr. Woods’ continued employment by the Company. The option will have an exercise price equal to the market closing price of one share of the Company’s common stock on the day before the grant date.

	-	Shares of Company restricted stock with a value of $700,000, as determined based upon the market value of one share of Company common stock as of the date of issuance. The sale and transfer restrictions on these shares of restricted stock will lapse in three equal annual installments starting on the first anniversary of the date of issuance. Shares still subject to the restrictions will be forfeited if Mr. Woods’ employment by the Company ends prior to complete vesting.

-	Employment Term. Mr. Woods will be an at-will employee of the Company, meaning that either he or the Company may terminate employment at any time, for any reason, and without cause or advance notice.

-	Change in Control. Mr. Woods will receive the Company's standard executive officer employment (change in control) agreement providing for payment of an amount equal to two times Mr. Woods’ annual compensation and accelerated vesting of stock options and restricted stock in the event of certain terminations of employment within two years after a change in control of the Company. A form of the agreement is filed as Exhibit 10.12 to the Company's Form 10-K filed on March 18, 1998.

-	Other Benefits. Mr. Woods will be eligible to participate in other benefit arrangements available to the Company's executive officers, including the Company's pension, 401(k) and medical benefit plans.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On October 21, 2005, the Company named John Woods its new Controller and Senior Vice President and Principal Accounting Officer.  Mr. Woods will assume his new position with the Company on or before January 2, 2006, and will report to Thomas Casey, the Company’s Chief Financial Officer.  The Company will employ Mr. Woods pursuant to the terms of the Employment Offer Letter attached to this Form 8-K as Exhibit 10.1, and as described in this Form 8-K above under Item 1.01.  Mr. Woods, age 40, served as the Corporate Controller and Senior Vice President and Chief Accounting Officer of Freddie Mac since February 2005.  Mr. Woods joined Freddie Mac in April 2002 as Senior Vice President, Accounting and Control in Funding & Investments.  In October 2003 he was named Senior Vice President, Principal Accounting Officer of Freddie Mac.  Before joining Freddie Mac, Mr. Woods was a consulting partner at Arthur Andersen, where he specialized in risk management issues facing financial institutions.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

        As disclosed under Items 1.01 and 5.02, on October 21, 2005, the Company named John Woods its new Controller and Senior Vice President and Principal Accounting Officer.  The Company’s press release announcing the hiring of John Woods is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Employment Offer Letter, accepted by John Woods on October 21, 2005.
	99.1	Press Release, dated October 27, 2005, announcing the appointment of John Woods as Controller and Senior Vice President and Principal Accounting Officer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

Exhibit Index

Exhibit No.	Description

10.1	Employment Offer Letter, accepted by John Woods on October 21, 2005.
99.1	Press Release, dated October 27, 2005, announcing the appointment of John Woods as Controller and Senior Vice President and Principal Accounting Officer.